                                                                      EXHIBIT 11

                                   Dechert LLP
                               1775 I Street, N.W.
                             Washington, D.C. 20006

July 29, 2005

Board of Directors
ING Investment Funds, Inc.
7337 East Doubletree Ranch Road
Scottsdale, Arizona 85258-2034

Re: ING Investment Funds, Inc., on behalf of ING MagnaCap Fund

Dear Ladies and Gentlemen:

We have acted as counsel to ING Investment Funds, Inc., a Maryland corporation (the "Company"), and we have a general familiarity with the Company's business operations, practices and procedures. You have asked for our opinion regarding the issuance of shares of common stock by the Company in connection with the acquisition by ING MagnaCap Fund, a series of the Company, of the assets of ING Value Opportunity Fund, a series of ING Series Fund, Inc., which have been registered on a Form N-14 Registration Statement (the "Registration Statement") filed by the Company with the U.S. Securities and Exchange Commission. We note that as of the date of this opinion, the Board of Directors of the Company has authorized for issuance Class A shares, Class B shares, Class C shares and Class I shares of ING MagnaCap Fund.

We have examined originals or certified copies, or copies otherwise identified to our satisfaction as being true copies, of various corporate records of the Company and such other instruments, documents and records as we have deemed necessary in order to render this opinion. We have assumed the genuineness of all signatures, the authenticity of all documents examined by us and the correctness of all statements of fact contained in those documents.

On the basis of, and subject to, the foregoing, it is our opinion that the authorized shares of common stock of ING MagnaCap Fund registered under the Securities Act of 1933, as amended, in the Registration Statement have been duly authorized and will be legally and validly issued, fully paid and non-assessable upon transfer of the assets of ING Value Opportunity Fund pursuant to the terms of the Agreement and Plan of Reorganization included in this Registration Statement.

We hereby consent to use of this opinion as an exhibit to the Registration Statement and to all references to our firm therein.

Very truly yours,

/s/ Dechert LLP